SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

FreeCast, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-43122	45-2787251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 TPC Drive, Suite 100, Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 374-1607

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	CAST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the evening of November 11, 2026, FreeCast, Inc., a Florida corporation (the “Company,” “we” or “our”), provided notice by email to The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the resignation of William P. Jennings, Jr. from our board of directors (the “Board”) and the audit committee of the Board (the “Audit Committee”), as described under Item 5.02 below, the Audit Committee currently consists of one member and therefore does not satisfy the applicable audit committee composition requirement under Nasdaq Listing Rule 5605(c)(2)(A), as phased in under Nasdaq Listing Rule 5615(b)(1)(B). Mr. Jennings had served as Chairman of the Audit Committee, had been designated by the Board as our “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and was the Audit Committee member satisfying Nasdaq’s financial sophistication requirement under Nasdaq Listing Rule 5605(c)(2)(A). Prior to Mr. Jennings’s resignation, we satisfied the applicable phase-in requirement.

Because the noncompliance resulted from a single vacancy on the Audit Committee, we intend to rely on the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B). We have identified a replacement candidate who has agreed to serve and is qualified to serve as our “audit committee financial expert” and to satisfy Nasdaq’s financial sophistication requirement. Subject to formal approval by the Board, we expect to appoint her as a director and as a member and Chairperson of the Audit Committee, and to designate her as our audit committee financial expert, effective November 17, 2026. We expect that the appointment will restore our compliance with the applicable audit committee composition requirement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2026, William P. Jennings, Jr. notified the Board of his resignation from the Board and from all committees of the Board on which he served, including his positions as Chairman of the Audit Committee and as a member of the Compensation Committee, effective immediately.

In his written resignation notice, Mr. Jennings stated that service on the Board and as Chairman of the Audit Committee involved a significant commitment of time and responsibility and that, in light of the absence of compensation for his service, he no longer believed it made sense for him to continue in those roles. Before his resignation, Mr. Jennings had received and discussed preliminary proposals concerning compensation for nonemployee directors, but no compensation arrangement had been approved by the Board as of the date of his resignation. Based on those prior discussions and his written resignation notice, we believe that Mr. Jennings’s dissatisfaction with the absence of an approved nonemployee-director compensation arrangement and with the compensation terms he understood were under consideration contributed, at least in part, to his decision to resign.

At the time of his resignation, Mr. Jennings had been designated by the Board as our “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

A copy of Mr. Jennings’s resignation notice is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
17.1	Electronic Mail from William P. Jennings, Jr. Regarding Resignation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	FreeCast, Inc.

	By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chief Executive Officer

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